UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 1, 2015
Date of Report (Date of Earliest Event Reported)

Sun BioPharma, Inc.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-55242	87-0543922
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Vista Blvd #305 Waconia, Minnesota	55387
(Address of Principal Executive Offices)	(Zip Code)

(352) 745-7665
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Our board of directors appointed Scott Kellen to serve as our Vice President of Finance and Chief Financial Officer, effective October 1, 2015. Mr. Kellen replaces Daniel E. Ryweck, our former Chief Financial Officer, who resigned all positions with our company as of the same date. Mr. Ryweck is expected to serve as a consultant to our company through at least October 31, 2015.

Mr. Kellen, age 50, most recently served as Chief Operating Officer and Chief Financial Officer at Kips Bay Medical, Inc., a medical device company that was focused on manufacturing and commercializing an external saphenous vein support for use in coronary bypass surgery, since February 2010. Previously, he served as Director of Finance at Transoma Medical, Inc. from 2007 to 2009, Corporate Controller at ev3 Inc. from 2005 to 2007 and as a Senior Audit Manager of Deloitte & Touche, LLP (now Deloitte LLP) from 2003 to 2005. Mr. Kellen has a Bachelor of Science degree in Business Administration from the University of South Dakota and is a Certified Public Accountant, inactive.

In connection with his appointment, our board of directors and its compensation committee approved compensatory arrangements for Mr. Kellen to be effective upon his employment with the Company. He will receive an initial annualized base salary equal to $240,000, subject to pro ration for October 2015, during which he is expected to serve as a part-time employee. He is also eligible to participate in the other compensation and benefit programs generally available to our employees, including our executive officers.

Mr. Kellen is eligible to receive a bonus equal to up to 40% of his base salary starting January 1, 2016, which will be based on objectives to be established by our Chief Executive Officer and the compensation committee of our board of directors. He is also entitled to receive options to purchase an aggregate of 300,000 shares of our common stock, which are intended to be granted at the time of a registered offering of our equity securities with an exercise price to be established at the time of such offering. Such options, when issued, are expected to be immediately vested with respect to 75,000 shares on the grant date and will be scheduled to vest with respect to 75,000 additional shares on each of the six-, twelve-, and eighteen-month anniversaries of the grant date.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing Mr. Kellen’s appointment, as described in Item 5.02 above, is furnished as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under Section 18 and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BIOPHARMA, INC.

Date: October 2, 2015	By:	/s/ David B. Kaysen
David B. Kaysen
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing

99.1	Press Release dated October 2, 2015	Furnished Electronically